Exhibit 10.9

FEE WAIVER AGREEMENT

THIS FEE WAIVER AGREEMENT (this “Agreement”) is entered into between Fidelity Wise Origin Bitcoin Fund, a Delaware statutory trust (the “Trust”), and FD Funds Management LLC, a Delaware limited liability company (the “Sponsor”), as of January 9, 2024.

RECITALS:

A.    WHEREAS, the Trust is an exchange traded vehicle with the primary purpose of investing in bitcoin and the Shares of which are registered under the Securities Act of 1933, as amended (the “1933 Act”);

B.    WHEREAS, pursuant to the Terms of the Trust’s Second Amended and Restated Trust Agreement, dated December 28, 2023 (the “Trust Agreement”), the Sponsor entered into a Sponsor Agreement, dated December 14, 2023, by and between the Sponsor and the Trust (the “Sponsor Agreement”), whereby the Sponsor accepted its appointment as the sponsor of the Trust with full powers and rights to effectuate and carry out the purposes, activities and objectives of the Trust and agreed to render such services to the Trust on the terms and conditions set forth in the Sponsor Agreement and the Trust Agreement;

C.    WHEREAS, pursuant to the Trust Agreement, the Sponsor is entitled to certain compensation from the Trust for its services as set forth in the Sponsor Agreement.

D.    WHEREAS, the Trust Agreement provides that the Sponsor may agree to waive or reduce the Sponsor Fee in its sole discretion without Shareholder consent or approval

E.    WHEREAS, the Sponsor desires to waive its fee as described herein.

NOW, THEREFORE, IN CONSIDERATION of the foregoing facts and other good and valuable consideration, the parties hereto hereby agree as follows:

Section 1.    Definitions. The following terms used and not defined elsewhere in this Agreement shall have the following definitions in this Agreement:

“Shareholder” has the meaning given to such term in the Trust Agreement.

“Shares” has the meaning given to such term in the Trust Agreement.

“Sponsor Fee” has the meaning given to such term in the Trust Agreement.

“Waiver Period” means the period beginning on the date the Trust first issues Shares following the effectiveness a registration statement registering such Shares under the 1933 Act and ending on July 31, 2024, unless extended by the Sponsor as provided herein.

Section 2.    Waiver of Sponsor Fee. The Sponsor agrees to waive the Sponsor Fee in its entirety for the duration of the Waiver Period.

Section 3.    Term and Continuation. This Agreement shall continue in effect until the end of the Waiver Period. The Waiver Period may be extended by the Sponsor in its sole discretion, which such extension shall be communicated to the Shareholders of the Trust by means of the Trust’s website, a prospectus supplement and/or current report on Form 8-K.

Section 4.    Entire Agreement; Amendments. This Agreement supersedes and abrogates all prior understandings, communications and agreements (whether written or oral) between the parties with respect to the subject matter hereof, and this Agreement constitutes the entire agreement between the parties with respect to such subject matter. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto. No assignment by either party shall be of any force except with the prior written consent of the other party.

Section 5.    Governing Law; Miscellaneous. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to principles of law), including all matters of construction, validity, and performance; provided that nothing herein shall be construed in a manner inconsistent with the 1933 Act, the Securities Exchange Act of 1934, as amended, or any rule or regulation of the Securities and Exchange Commission. If any provision of this Agreement shall be held or made invalid by a court’s decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. The captions in this Agreement are included for convenience only and in no way define any of the provisions hereof or otherwise affect their construction or effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

FD FUNDS MANAGEMENT LLC			FIDELITY WISE ORIGIN BITCOIN FUND

BY: FD FUNDS MANAGEMENT LLC

By:	/s/ Cynthia Lo Bessette		By:	/s/ Cynthia Lo Bessette
	Name:	Cynthia Lo Bessette		Name:	Cynthia Lo Bessette
		President			President